RESCISSION AND RELEASE AGREEMENT

This Rescission and Release Agreement (this “Release”) is made effective as of December 22, 2016 (the “Effective Date”) by and among Bigfoot Project Investments, Inc. (“Bigfoot”) and TOM BISCARDI (“Biscardi”), individually and as Chief Executive Officer of Bigfoot (Bigfoot and Biscardi collectively, the “Bigfoot Parties”), on the one hand, and SURF FINANCIAL GROUP, LLC (“Surf”), WILLIAM HINEY (“Hiney”), individually, and JOHN DAVID NAVA (“Nava”), individually and as Managing Member of Surf (Surf, Hiney and Nava collectively, the “La Jolla Parties”), on the other hand, with respect to the facts set forth in the Recitals below. All aforementioned parties are referred to herein, from time to time, collectively, as the “Parties”.

RECITALS

A.

Consulting Agreements.

In May 2016 the Bigfoot Parties engaged the La Jolla Parties as advisors to Bigfoot in connection with two separate consulting services agreements signed by and with Surf and Hiney (collectively, the “Consulting Agreements”), true and correct copies of which are attached hereto as Exhibit “A”.  Under the terms of the Consulting Agreements, Bigfoot was required to pay 4,000,000 and 1,000,000 shares of restricted Common Stock to Surf and Hiney, respectively, in exchange for their consulting services.  The Parties are now in a dispute about their respective rights, obligations and liabilities with respect to the Consulting Agreements and other matters; and

B.

Settlement. In consideration for the Bigfoot Parties’ issuance of  900,000 and 200,000 shares of restricted Common Stock to Surf and Hiney, respectively, in exchange for their consulting services, and for this mutual Release as provided herein, the La Jolla Parties and the Bigfoot Parties now desire to release each other from any and all obligations in connection with the Consulting Agreements and otherwise for any and all claims whatsoever and to terminate the Consulting Agreements effective upon execution of this Release.

NOW, THEREFORE, for good and valuable consideration, including the covenants and agreement contained herein, the receipt and sufficiency of which is hereby expressly acknowledged, the undersigned hereby agree as follows:

AGREEMENT

1.

Consideration.   Bigfoot shall issue and deliver 900,000 and 200,000 shares of restricted Common Stock (the “Shares”) to Surf and Hiney, respectively, in exchange for their consulting services (the “Closing Payment”), and the Bigfoot Parties shall deliver the Common Stock Certificates for the Shares to the La Jolla Parties on the Closing Date.  The occurrence of the transactions contemplated herein on the Closing Date shall be defined as the “Closing”.   The Consulting Agreements shall be, and hereby are, terminated and extinguished in their entirety, including any and all rights and obligations thereunder.

2.

Acknowledgement.  Each of the La Jolla Parties and the Bigfoot Parties acknowledges and agrees that (i) the La Jolla Parties’ receipt of the Shares at the Closing shall constitute satisfaction in full of any outstanding obligations of of the Bigfoot Parties to the La Jolla Parties under the Consulting Agreements, or otherwise, and (ii) upon the La Jolla Parties’ receipt of the Shares identified herein, the La Jolla Parties and the Bigfoot Parties shall have no further obligation to each other in connection with the Consulting Agreements, or otherwise.

3.

Covenants, Representations and Warranties of Bigfoot Parties. The Bigfoot Parties hereby represent and warrant to the La Jolla Parties, as of the Effective Date, as follows:

3.1

Authority and Capacity.  Each of the Bigfoot Parties has all requisite power, authority and capacity to enter into this Release, to perform such party's obligations hereunder and to consummate the transactions contemplated hereby.

3.2

Binding Agreement. The Bigfoot Parties have the power, authority and capacity to execute and deliver this Release and to perform the Bigfoot Parties' obligations hereunder. This Release has been duly and validly executed and delivered by the Bigfoot Parties and constitutes their valid and binding agreement, enforceable against the Bigfoot Parties in accordance with and subject to its terms.

3.3

Approvals.  No consent, approval, order or authorization of, or any registration, declaration or filing with, any court, agency, governmental authority or any third party is required in connection with the valid execution, delivery, consummation and performance of this Release by the Bigfoot Parties.

4.

Covenants, Representations and Warranties of the La Jolla Parties. The La Jolla Parties hereby represent and warrant to the Bigfoot Parties, as of the Effective Date, as follows:

4.1

Authority and Capacity.  Each of the La Jolla Parties has all requisite power, authority and capacity to enter into this Release, to perform such party's obligations hereunder and to consummate the transactions contemplated hereby.

4.2

Binding Agreement. The La Jolla Parties have the power, authority and capacity to execute and deliver this Release and to perform the La Jolla Parties' obligations hereunder. This Release has been duly and validly executed and delivered by the La Jolla Parties and constitutes their valid and binding agreement, enforceable against the La Jolla Parties in accordance with and subject to its terms.

4.3

Approvals.  No consent, approval, order or authorization of, or any registration, declaration or filing with, any court, agency, governmental authority or any third party is required in connection with the valid execution, delivery, consummation and performance of this Release by the La Jolla Parties.

5.

Release of Claims.

5.1

Bigfoot Parties.  Except for the rights and obligations under this Release, and effective upon the Closing, the Bigfoot Parties, on behalf of the Bigfoot Parties and each of the Bigfoot Parties' respective agents, officers, directors, partners, employees, owners, attorneys, agents, successors, affiliates, heirs and assigns, hereby fully and forever release and discharge each of the La Jolla Parties and each of the La Jolla Parties' respective agents, officers, directors, partners, employees, owners, attorneys, successors, affiliates, heirs and assigns from any and all claims, demands, liens, actions, agreements, suits, causes of action, obligations, controversies, debts, costs, attorneys' fees, expenses, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or suspected which have existed, Bigfoot have existed, which do exist, or which hereafter can, shall or Bigfoot exist, arising from, related to, or in any way based on any facts, events, or omissions, in connection with the Agreement or otherwise for any and all claims whatsoever to the date of this Release (collectively, “Claims”).

5.2

 La Jolla Parties.  Except for the rights and obligations under this Release, and effective upon Closing, the La Jolla Parties, on behalf of the La Jolla Parties and each of the La Jolla Parties' respective agents, officers, directors, partners, employees, owners, attorneys, agents, successors, affiliates, heirs and assigns, hereby fully and forever release and discharge the Bigfoot Parties, and each of the Bigfoot Parties' respective agents, officers, directors, partners, employees, owners, attorneys, successors, affiliates, heirs and assigns, from any and all Claims.

5.3

Waiver of Other Claims.  Each of the parties to this Release acknowledges that there is a possibility that subsequent to the execution of this Release, such party will discover facts or incur or suffer claims that were unknown or unsuspected at the time this Release was executed, and, which if known by such party at that time, may have materially affected their decision to execute this Release.  Each party to this Release acknowledges and agrees that by reason of this Release, and the releases contained in Article 6, such party is assuming any risk of such unknown facts and such unknown and unsuspected claims.

Each party to this Release has been advised of the existence of Section 1542 of the California Civil Code (“Section 1542”), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Notwithstanding such provisions, this Release shall constitute a full release in accordance with its terms. Each party hereby knowingly and voluntarily waives the provisions of Section 1542, as well as any other statute, law or rule of similar effect.

6.

Waiver of Sections 9601-9629. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BIGFOOT PARTIES AND LA JOLLA PARTIES WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A DEBTOR BY SECTIONS 9601-9629 OF THE UNIFORM COMMERCIAL CODE, AS ADOPTED IN THE STATE OF CALIFORNIA.

7.

Additional and Miscellaneous Provisions.

7.1

Disclaimer of Liability.  Nothing in this Release or any related document shall be construed as an express or implied admission or acknowledgment by any party of any liability to any other party or to any other person.  This Release is the result of a compromise.

7.2

Governing Law. All questions with respect to the construction of this Release and the rights and liabilities of the parties hereunder shall be governed by the laws of the State of California without reference to principles of conflicts of laws.

7.3

Successors and Assigns.  This Release shall bind and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, administrators, executors and conservators.

7.4

Attorneys' Fees. Should any action or other proceeding be necessary to enforce any of the provisions of this Release, the prevailing party will be entitled to recover its actual attorneys' fees incurred in each and every action or proceeding, including any and all appeals or petitions therefrom.

7.5

Waiver of Terms. A waiver of any term or condition of this Release will not be deemed to be, and shall not be construed as, a waiver of any other term or condition hereof.

7.6

Representation. Each party warrants and represents that in executing this Release, such party has relied on legal advice from the attorney of its choice, that the terms of this Release and its consequences have been completely read and explained to such party by said attorneys, and that such party fully understands the terms of this Release, or that such party has had the opportunity to obtain legal advice and has declined to exercise its right to do so.

7.7

Reliance.  Each party to this Release agrees that it has not relied upon any representation, warranty, condition, understanding or agreement of any kind in entering into this Release other than those actually set forth in this Release.

7.8

No Assignment or Transfer.  Each party to this Release represents and warrants that it has not assigned, transferred or purported to assign or transfer, in whole or in part, any interest in any of the rights and claims that are the subject of this Release.

7.9

No Amendment. This Release cannot be amended or modified in any respect, except by a written instrument executed by all parties to this Release.

7.10

Construction. All parties to this Release shall be deemed to have participated in drafting this Release and it shall not be construed against any of them.

7.11

Entire Agreement.  This Release contains the entire agreement between the parties to this Release. All prior oral and written agreements, if any, are expressly superseded hereby and are of no further force and effect. The terms of this Release are contractual and not mere recitals.

7. 12

Further Assurances. The parties to this Release agree to and will cooperate fully with each other in the performance of this Release and will execute such additional agreements, documents or other instruments as Bigfoot reasonably be required to carry out the intent of this Release.  This Release includes an obligation of good faith in its performance, construction and interpretation.

7.13

Headings.  The captions and headings used in this Release are for convenience only and do not in any way limit, amplify, or otherwise modify the provisions of this Release.

7.14

Counterparts and Facsimile and Electronic Signatures. This Release Bigfoot be executed in counterparts and by facsimile and electronic signatures, which, taken together, shall constitute one and the same agreement and shall be effective, as of the Effective Date, when signed by all of the Parties.

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Executed and delivered this 22nd day of December 2016.

“LA JOLLA PARTIES”

/s/ John David Nava

John David Nava, individually and as Managing Member of SURF FINANCIAL GROUP, LLC

/s/ William Hiney

William Hiney, individually

“BIGFOOT PARTIES”

/s/ Tom Biscardi

Tom Biscardi, individually and on behalf of the BIGFOOT PARTIES